Exhibit 99

News Release

Contacts:
Media	Investor Relations
Robert C. Ferris	Mark Macaluso
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL REPORTS FULL-YEAR SALES UP 3% TO $40.3 BILLION;
EPS (EX-PENSION MARK-TO-MARKET) UP 12% TO $5.56;
REPORTED EPS OF $5.33

●	4Q14 Organic Sales Growth Of 4%; EPS (Ex-Pension MTM) Of $1.43, Up 15%

●	Aerospace OEM Incentives ($0.14 Expense) – Position Aerospace Well For Growth And Margin Expansion Over Five-Year Plan

●	Completed Sale Of Remaining BEAV Shares In 4Q14, $0.14 Gain

●	Reaffirming 2015 EPS Guidance (Ex-Pension MTM) Of $5.95 - $6.15, Up 7-11%

MORRIS TOWNSHIP, N.J., January 23, 2015 -- Honeywell (NYSE: HON) today announced its results for the fourth quarter and full-year 2014:

Total Honeywell

($ Millions, except Earnings Per Share)	FY 2013	FY 2014	Change

Sales (1)	39,055	40,306	3%
Organic Growth			3%
Segment Margin (2)	16.3%	16.6%	30 bps
Operating Income Margin (Ex-Pension MTM)	14.2%	15.1%	90 bps

Earnings Per Share (Reported)	$4.92	$5.33	8%
Earnings Per Share (Ex-Pension MTM)	$4.97	$5.56	12%

Cash Flow from Operations	4,335	5,024	16%
Free Cash Flow (3)	3,388	3,930	16%

	4Q 2013	4Q 2014	Change

Sales (1)	10,387	10,266	(1%)
Organic Growth			4%
Segment Margin (2)	16.1%	15.9%	(20) bps
Operating Income Margin (Ex-Pension MTM)	13.4%	14.5%	110 bps

Earnings Per Share (Reported)	$1.19	$1.20	1%
Earnings Per Share (Ex-Pension MTM)	$1.24	$1.43	15%

Cash Flow from Operations	1,668	1,762	6%
Free Cash Flow (3)	1,268	1,348	6%

1.	Sales Ex-4Q14 $184M OEM Incentives Up 4% in FY14 and 1% in 4Q14
2.	Segment Margin Ex-4Q14 $184M OEM Incentives Up 70 bps in FY14 and 130 bps in 4Q14
3.	Cash Flow from Operations Less Capital Expenditures

- MORE -

Q4’14 Results - 2

“In the fourth quarter, Honeywell delivered 4% organic sales growth and achieved 15% earnings per share growth (excluding the pension mark-to-market adjustment), exceeding the high end of our guidance range and capping off another year of terrific performance in 2014,” said Honeywell Chairman and CEO Dave Cote. “Strong execution in our businesses and continued momentum across the portfolio throughout the year helped us to deliver on our aggressive 2014 sales, margin, and EPS targets. We achieved significant margin expansion in 2014 with benefits from our key process and productivity initiatives, and increased organic growth by continuing to ‘seed plant’ with investments in new products and technologies, high ROI capex, and expansion of our global footprint. Consistent with what we guided in December, we sold the remaining BEAV shares in the fourth quarter and proactively funded Aerospace OEM incentives related to new platform wins. We remain cautious in our planning with regard to the global economy, but are confident that our balanced portfolio mix of short- and long-cycle businesses is well-positioned to deliver on our 2015 commitments that include higher organic sales, continued margin expansion, and double-digit earnings growth. Honeywell’s five year plan is on target and we expect that improving end markets, new product introductions, penetration in high-growth regions, and benefits from our HOS Gold initiative will drive both growth and productivity throughout the company.”

The company also reaffirms its full-year 2015 guidance:

Full-Year Guidance

	2015	Change
	Current Guidance	vs. 2014
Sales	$40.5 - $41.1B	1% - 2%
Organic Growth		~4%

Segment Margin	17.6% - 17.9%	100 - 130 bps (2)
Operating Income Margin (Ex-Pension MTM)	16.7% - 17.0%	160 - 190 bps (2)
Earnings Per Share (Ex-Pension MTM)	$5.95 - $6.15	7% - 11%
Free Cash Flow (1)	$4.2 - $4.3B	8% - 10%

1.	Cash Flow from Operations Less Capital Expenditures
2.	Segment Margin ex-4Q14 $184M OEM Incentives Up 60 - 90 bps; Operating Margin ex-4Q14 OEM Incentives Up 120 - 150 bps

Segment Performance

Aerospace

($ Millions)	FY 2013	FY 2014	% Change

Sales	15,735	15,598	(1%)
Segment Profit	2,870	2,915	2%
Segment Margin	18.2%	18.7%	50 bps

($ Millions)	4Q 2013	4Q 2014	% Change
Sales	4,077	3,842	(6%)
Segment Profit	769	663	(14%)
Segment Margin	18.9%	17.3%	(160) bps

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Q4’14 Results - 3

●	Sales for the fourth quarter were down (6%) on a reported basis driven by the unfavorable impact of OEM incentives, the Friction Materials divestiture, and the unfavorable impact of foreign exchange. Excluding these items, sales in the fourth quarter were up 4% on an organic basis. Commercial OE sales were up 7% on an organic basis, reflecting an increase in Business and General Aviation (BGA) engine shipments. Commercial Aftermarket sales were up 4% on an organic basis, driven by continued Air Transport and Regional (ATR) spares growth, and higher Repair & Overhaul activities. Defense & Space sales were up 2% on an organic basis as a result of strong international growth. Transportation Systems sales were up 4% on an organic basis, primarily driven by new platform launches and higher turbo gas penetration globally.

●	Segment profit for the fourth quarter was down (14%), and segment margins contracted (160) bps to 17.3%, driven by the unfavorable impact of fourth quarter OEM incentives, partially offset by productivity net of inflation, commercial excellence, and the favorable impact of the Friction Materials divestiture. Excluding the impact of the $184 million fourth quarter 2014 OEM incentives, segment profit was up 10%, and segment margins expanded 210 basis points.

Automation and Control Solutions
($ Millions)	FY 2013	FY 2014	% Change

Sales	13,465	14,487	8%
Segment Profit	1,983	2,200	11%
Segment Margin	14.7%	15.2%	50 bps

($ Millions)	4Q 2013	4Q 2014	% Change

Sales	3,741	3,847	3%
Segment Profit	570	613	8%
Segment Margin	15.2%	15.9%	70 bps

●	Sales for the fourth quarter were up 3% reported, or 6% on an organic basis, primarily driven by strong organic growth across the portfolio, partially offset by the unfavorable impact of foreign exchange. Energy, Safety, and Security (ESS) sales increased, particularly in Scanning & Mobility, Fire and Industrial Safety, and Security; and Building Solutions & Distribution (BSD) saw continued strength in the Americas Distribution business as well as acceleration in Building Solutions, most notably in the Americas region.

●	Segment profit for the fourth quarter was up 8% and segment margins expanded 70 bps to 15.9% driven primarily by higher volumes, M&A integration execution, and productivity net of inflation, partially offset by continued investments for growth.

●	On December 18, 2014, we signed a definitive agreement to acquire Datamax-O’Neil, a global manufacturer of fixed and mobile printers used in a variety of retail, warehouse and distribution, and health care applications, for an aggregate purchase price of approximately $185 million. The transaction is expected to close in the first quarter of 2015 subject to customary closing conditions, including regulatory review.

- MORE -

Q4’14 Results - 4

Performance Materials and Technologies

($ Millions)	FY 2013	FY 2014	% Change

Sales	9,855	10,221	4%
Segment Profit	1,725	1,817	5%
Segment Margin	17.5%	17.8%	30 bps

($ Millions)	4Q 2013	4Q 2014	% Change

Sales	2,569	2,577	~Flat
Segment Profit	400	425	6%
Segment Margin	15.6%	16.5%	90 bps

●	Sales for the fourth quarter were approximately flat reported, or up 3% on an organic basis, driven by higher UOP licensing sales, software and services growth in Process Solutions, and higher sales in Advanced Materials, particularly in Fluorine Products, offset by the unfavorable impact of foreign exchange and lower UOP catalyst sales.

●	Segment profit for the fourth quarter was up 6% and segment margins expanded 90 bps to 16.5% in the fourth quarter, driven by higher volume, the favorable impact of higher UOP licensing sales, and productivity net of inflation, partially offset by continued investments for growth.

Honeywell will discuss its results during its investor conference call today starting at 9:30 a.m. EST. To participate, please dial (888) 487-0361 (domestic) or (719) 457-2710 (international) approximately ten minutes before the 9:30 a.m. EST start. Please mention to the operator that you are dialing in for Honeywell’s fourth quarter 2014 earnings call. The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (http://www.honeywell.com/investor). Investors can access a replay of the conference call from 2:00 p.m. EST, January 23, until 11:59 p.m. EST, January 30, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 1280015.

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; turbochargers; and performance materials. For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

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Q4’14 Results - 5

Honeywell International Inc.

Consolidated Statement of Operations (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Product sales	$8,185	$8,303	$32,398	$31,214
Service sales	2,081	2,084	7,908	7,841
Net sales	10,266	10,387	40,306	39,055

Costs, expenses and other
Cost of products sold (A)	6,203	6,278	23,889	23,317
Cost of services sold (A)	1,363	1,334	5,068	5,047
	7,566	7,612	28,957	28,364
Selling, general and administrative expenses (A)	1,460	1,438	5,518	5,190
Other (income) expense	(146)	(185)	(305)	(238)
Interest and other financial charges	82	83	318	327
	8,962	8,948	34,488	33,643
Income before taxes	1,304	1,439	5,818	5,412
Tax expense	329	475	1,489	1,450
Net income	975	964	4,329	3,962
Less: Net income attributable to the noncontrolling interest	19	17	90	38
Net income attributable to Honeywell	$956	$947	$4,239	$3,924
Earnings per share of common stock - basic	$1.22	$1.20	$5.40	$4.99
Earnings per share of common stock - assuming dilution	$1.20	$1.19	$5.33	$4.92

Weighted average number of shares outstanding - basic	783.8	785.9	784.4	786.4
Weighted average number of shares outstanding - assuming dilution	794.1	797.0	795.2	797.3

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other postretirement (income) expense, and stock compensation expense.

Below is a reconciliation of Earnings per share to Earnings per share, excluding mark-to-market pension expense. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014 [1]	2013 [1]	2014 [1]	2013 [1]

Earnings per share of common stock - assuming dilution	$1.20	$1.19	$5.33	$4.92
Mark-to-market pension expense	$0.23	0.05	$0.23	0.05
Earnings per share of common stock - assuming dilution, excluding mark-to-market pension expense	$1.43	$1.24	$5.56	$4.97

1- EPS utilizes weighted average shares outstanding and the effective tax rate for the period. Mark-to-market uses a blended tax rate of 28.1% and 25.5% for 2014 and 2013, respectively.

Q4’14 Results - 6

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Net Sales	2014	2013	2014	2013

Aerospace	$3,842	$4,077	$15,598	$15,735
Automation and Control Solutions	3,847	3,741	14,487	13,465
Performance Materials and Technologies	2,577	2,569	10,221	9,855
Total	$10,266	$10,387	$40,306	$39,055

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Segment Profit	2014	2013	2014	2013

Aerospace	$663	$769	$2,915	$2,870
Automation and Control Solutions	613	570	2,200	1,983
Performance Materials and Technologies	425	400	1,817	1,725
Corporate	(69)	(70)	(236)	(227)
Total segment profit	1,632	1,669	6,696	6,351

Other income (expense) (A)	137	180	269	202
Interest and other financial charges	(82)	(83)	(318)	(327)
Stock compensation expense (B)	(44)	(41)	(187)	(170)
Pension ongoing income (B)	67	22	254	90
Pension mark-to-market expense (B)	(249)	(51)	(249)	(51)
Other postretirement expense (B)	(12)	(13)	(49)	(20)
Repositioning and other charges (B)	(145)	(244)	(598)	(663)
Income before taxes	$1,304	$1,439	$5,818	$5,412

(A)	Equity income (loss) of affiliated companies is included in segment profit.

(B)	Amounts included in cost of products and services sold and selling, general and administrative expenses.

Q4’14 Results - 7

Honeywell International Inc.

Consolidated Balance Sheet (Unaudited)

(Dollars in millions)

	December 31,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$6,959	$6,422
Accounts, notes and other receivables	7,960	7,929
Inventories	4,405	4,293
Deferred income taxes	722	849
Investments and other current assets	2,145	1,671
Total current assets	22,191	21,164

Investments and long-term receivables	465	393
Property, plant and equipment - net	5,383	5,278
Goodwill	12,788	13,046
Other intangible assets - net	2,208	2,514
Insurance recoveries for asbestos related liabilities	454	595
Deferred income taxes	404	368
Other assets	1,558	2,077
Total assets	$45,451	$45,435

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$5,365	$5,174
Short-term borrowings	51	97
Commercial paper	1,647	1,299
Current maturities of long-term debt	939	632
Accrued liabilities	6,771	6,979
Total current liabilities	14,773	14,181

Long-term debt	6,046	6,801
Deferred income taxes	236	804
Postretirement benefit obligations other than pensions	911	1,019
Asbestos related liabilities	1,200	1,150
Other liabilities	4,282	3,734
Redeemable noncontrolling interest	219	167
Shareowners’ equity	17,784	17,579
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$45,451	$45,435

Q4’14 Results - 8

Honeywell International Inc.

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income	$975	$964	$4,329	$3,962
Less: Net income attributable to the noncontrolling interest	19	17	90	38
Net income attributable to Honeywell	956	947	4,239	3,924
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation and amortization	226	249	924	989
Loss on sale of non-strategic businesses and assets	—	20	11	20
Gain on sale of available for sale investments	(116)	(195)	(221)	(195)
Repositioning and other charges	145	244	598	663
Net payments for repositioning and other charges	(229)	(246)	(530)	(763)
Pension and other postretirement income	194	42	44	(19)
Pension and other postretirement benefit payments	(44)	(45)	(167)	(298)
Stock compensation expense	44	41	187	170
Deferred income taxes	(123)	5	132	262
Excess tax benefits from share based payment arrangements	(31)	(31)	(102)	(132)
Other	(120)	273	(327)	308
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts, notes and other receivables	357	17	(172)	(365)
Inventories	79	135	(200)	41
Other current assets	(61)	(393)	120	(421)
Accounts payable	153	384	307	352
Accrued liabilities	332	221	181	(201)
Net cash provided by operating activities	1,762	1,668	5,024	4,335

Cash flows from investing activities:
Expenditures for property, plant and equipment	(414)	(400)	(1,094)	(947)
Proceeds from disposals of property, plant and equipment	6	8	18	15
Increase in investments	(935)	(517)	(4,074)	(1,220)
Decrease in investments	1,164	474	3,288	1,122
Cash paid for acquisitions, net of cash acquired	—	(70)	(4)	(1,133)
Proceeds from sales of businesses, net of fees paid	3	3	160	3
Other	(61)	97	(170)	201
Net cash used for investing activities	(237)	(405)	(1,876)	(1,959)

Cash flows from financing activities:
Net (decrease) increase in commercial paper	(202)	(800)	348	899
Net (decrease) increase in short-term borrowings	(34)	13	(39)	31
Proceeds from issuance of common stock	59	85	265	447
Proceeds from issuance of long-term debt	18	1,036	97	1,063
Payments of long-term debt	(2)	(3)	(609)	(607)
Excess tax benefits from share based payment arrangements	31	31	102	132
Repurchases of common stock	(235)	(304)	(924)	(1,073)
Cash dividends paid	(409)	(358)	(1,510)	(1,353)
Other	5	—	(2)	28
Net cash used for financing activities	(769)	(300)	(2,272)	(433)

Effect of foreign exchange rate changes on cash and cash equivalents	(225)	(40)	(339)	(155)
Net increase in cash and cash equivalents	531	923	537	1,788
Cash and cash equivalents at beginning of period	6,428	5,499	6,422	4,634
Cash and cash equivalents at end of period	$6,959	$6,422	$6,959	$6,422

Q4’14 Results - 9

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Cash provided by operating activities	$1,762	$1,668	$5,024	$4,335
Expenditures for property, plant and equipment	(414)	(400)	(1,094)	(947)
Free cash flow	$1,348	$1,268	$3,930	$3,388

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Q4’14 Results - 10

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income Excluding Pension Mark-to-Market Adjustment and

Calculation of Segment Profit and Operating Income Margins Excluding Pension Mark-to-Market Adjustment (Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Segment Profit	$1,632	$1,669	$6,696	$6,351

Stock compensation expense (A)	(44)	(41)	(187)	(170)
Repositioning and other (A, B)	(154)	(249)	(634)	(699)
Pension ongoing income (A)	67	22	254	90
Pension mark-to-market adjustment (A)	(249)	(51)	(249)	(51)
Other postretirement expense (A)	(12)	(13)	(49)	(20)

Operating Income	$1,240	$1,337	$5,831	$5,501
Pension mark-to-market adjustment (A)	$(249)	$(51)	$(249)	$(51)
Operating Income excluding pension mark-to-market adjustment	$1,489	$1,388	$6,080	$5,552

Segment Profit	$1,632	$1,669	$6,696	$6,351
÷ Sales	$10,266	$10,387	$40,306	$39,055
Segment Profit Margin %	15.9%	16.1%	16.6%	16.3%

Operating Income	$1,240	$1,337	$5,831	$5,501
÷ Sales	$10,266	$10,387	$40,306	$39,055
Operating Income Margin %	12.1%	12.9%	14.5%	14.1%

Operating Income excluding pension mark-to-market adjustment	$1,489	$1,388	$6,080	$5,552
÷ Sales	$10,266	$10,387	$40,306	$39,055
Operating Income Margin excluding pension mark-to-market adjustment %	14.5%	13.4%	15.1%	14.2%

(A)	Included in cost of products and services sold and selling, general and administrative expenses.
(B)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q4’14 Results - 11

Honeywell International Inc.

EPS Impact of Gain on Sale of BEAV Shares (Unaudited)

(Dollars in millions, except per share amounts)

Three Months Ended
December 31,
2014
Gain on sale of BEAV shares	$116
Tax expense	2
After-tax gain on sale of BEAV shares	$114
Weighted average number of shares outstanding - assuming dilution	794.1
EPS impact of gain on sale of BEAV Shares	$0.14

Q4’14 Results - 12

Honeywell International Inc.

EPS Impact of Aerospace OEM Incentives (Unaudited)

(Dollars in millions, except per share amounts)

Three Months Ended
December 31,
2014
Aerospace OEM incentives	$(184)
Tax benefit	70
After-tax Aerospace OEM incentives	$(114)
Weighted average number of shares outstanding - assuming dilution	794.1
EPS impact of Aerospace OEM incentives	$(0.14)